UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 18, 2011 (October 17, 2011)
PMFG, INC.
(Exact Name Of Registrant As Specified In Charter)

Delaware	001-34156	51-0661574
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
14651 North Dallas Parkway, Suite 500
Dallas, Texas 75254
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (214) 357-6181
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On October 17, 2011, PMFG, Inc. (the “Company”) entered into an amendment (the “Amendment”) to its Revolving Credit and Term Loan Agreement, dated April 30, 2008, among Peerless Mfg. Co., PMC Acquisition, Inc., the Company, the other borrowers party thereto, Comerica Bank and other lenders party thereto (the “Credit Agreement”)
          The purpose of the Amendment is to permit the Company to complete the acquisition of its German licensee, Burgess Manning Gmbh (“Burgess Gmbh”) through its wholly-owned subsidiary, Peerless Europe Ltd. The Amendment also permits Burgess Gmbh to enter into standard banking arrangements with its local third party lenders and allows the Company and Peerless Europe to fund the consummation of the Acquisition.
     The foregoing summary is not intended to be complete and is qualified in its entirety by the full text of the Amendment, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
10.1	Eighth Amendment to Credit Agreement, dated October 17, 2011, between Peerless Mfg. Co., Nitram Energy, Inc., Bos-Hatten, Inc., Burgess-Manning, Inc., Burman Management, Inc., PMFG, Inc., Comerica Bank and other lenders a party thereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMFG, INC.
By:	/s/ Melissa G. Beare
Melissa G. Beare
Vice President, General Counsel and Corporate Secretary

Date: October 18, 2011

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